The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc.  Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement.  Such information supersedes the information in all prior collateral term sheets, if any.

DSLA 05-AR5 marketing pool, CA Zips

Top 25 CA Zip	% of Pool by Balance	Loan Count	Total Balance
94565	1.15%	23	8,829,408.90
95148	0.75%	12	5,713,216.33
94513	0.69%	12	5,284,391.01
92026	0.61%	11	4,687,760.77
92336	0.58%	12	4,434,550.67
94541	0.57%	10	4,383,727.80
92154	0.57%	11	4,360,163.79
95136	0.57%	9	4,356,600.00
94544	0.56%	10	4,252,762.59
93906	0.54%	9	4,104,126.87
			50,406,708.73